Exhibit 99.1

Janney 2026 CEO Forum February 4 - 5, 2026

Cautionary Notice Regarding Forward-Looking Statements

This presentation includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates and projections about Eagle Bancorp Montana, Inc.'s business, beliefs of its management and assumptions made by its management. Any statement that does not describe historical or current facts is a forward-looking statement, including statements related to our projected growth, our anticipated future financial performance, and management's long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including projections of future amortization and accretion, the impact of the anticipated internal growth and plans to establish or acquire banks. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Potential risks and uncertainties include the following:

- the difficulties and risks inherent with entering new markets;
- general economic conditions and political events, either nationally or in our market areas that are worse than expected, which could result in, among other things, a continued deterioration in credit quality, a further reduction in demand for credit and a further decline in real estate values;
- our ability to raise additional capital may be impaired if markets are disrupted or become more volatile;
- turmoil in the financial markets and related efforts of government agencies to stabilize the financial system;
- volatility, disruption, or uncertainty in national and international financial markets, including as a result of geopolitical developments;
- the effects of any U.S. federal government shutdown, closures or significant staff reductions in agencies regulating or otherwise impacting Eagle's business;
- the direct or indirect impact of any new regulatory, policy, or enforcement developments resulting from the policies or actions of the current U.S. presidential administration, including the implementation of tariffs and other protectionist trade policies, including any reciprocal tariffs by foreign countries;
- restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals;
- governmental monetary and fiscal polices as well as legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us;
- competitive pressures among depository and other traditional and non-traditional financial services providers may increase significantly;
- changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired;
- other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can;
- war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets;
- our ability to navigate differing environmental, social, governmental, and sustainability concerns among governmental administrations, our stakeholders, and other activists that may arise from our business activities;
- changes or volatility in the securities markets that lead to impairment in the value of our investment securities and goodwill;
- cyber incidents, or theft or loss of Company or customer data or money;
- volatility in Eagle's stock price due to investor sentiment and perception of the banking industry;
- economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and
- we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC, including our Form 10-K for the fiscal year ended December 31, 2024.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this presentation. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2024, and otherwise in our SEC reports and filings, for a description of some of the important factors that may affect actual outcomes.

Opportunity Bank OF MONTANA
2
EAGLE BANCORP MONTANA, INC.

3 □ Eagle Bancorp Montana, Inc . is the holding company for Opportunity Bank of Montana ; established in 1922 , the Bank is the 4 th largest bank headquartered in Montana with 30 banking offices and has deeply embedded itself as the bank of choice within the community □ Continued execution on commercial bank model following the transition from a thrift ▪ Established commercial bank charter in 2014 ; rebranded as Opportunity Bank of Montana ▪ Diversified loan mix with higher yielding agricultural credits and increasing commercial loans ▪ Strong deposit mix : non - CDs, at 74 % of total deposits as of December 31 , 2025 ▪ Positioned for NIM expansion and improved profitability ▪ Core lines of business include : retail lending, commercial and agricultural lending, deposit products and services and mortgage origination ▪ Interest rate risk profile showing slightly liability sensitive balance sheet prepared for a decreasing rate environment □ Continuation of strong credit culture ; excellent credit quality with NPAs of 27 bps as of December 31 , 2025 □ Track record of execution on strategic initiatives : ▪ Announced Acquisition of First Community Bank in October 2021 , completed April 30 , 2022 ▪ Announced Acquisition of Western Bank of Wolf Point in August 2019 , completed January 2020 ▪ Announced Acquisition of State Bank of Townsend in August 2018 , completed January 2019 ▪ Announced Acquisition of Ruby Valley Bank in September 2017 , completed January 2018 ▪ Successful acquisition and integration of seven branches from Sterling Financial in 2012 Community Focused Institution

4 Company Overview □ 30 branches in Montana operating under the Company’s banking subsidiary – Opportunity Bank of Montana □ Balance Sheet (12/31/25): ▪ Assets $2.106 billion ▪ Gross Loans $1.519 billion ▪ Deposits $1.782 billion ▪ Total equity $191.8 million □ Asset Quality (12/31/25): ▪ NPAs/assets – 0.27% □ Profitability for 2025: ▪ Net income of $14.8 million ▪ Diluted EPS of $1.90 ▪ NIM – 3.92% ▪ ROAA – 0.70% ▪ ROAE – 8.12% EBMT Branches

5 Chantelle Nash SVP and Chief Risk Officer and Chief Administrative Officer 1 9 years with the Company 1 9 years in banking Mark O’Neill SVP and Chief Lending Officer 9 years with the Company 30 years in banking Darryl Rensmon E VP and Chief Operating Officer 9 years with the Company 40 years in IT Linda Chilton SVP and Chief Retail Officer 11 years with the Company 41 years in banking Alana Binde SVP and Chief Human Resource Officer 17 years with the Company 17 years in banking Laura Clark President and CEO 11 years with the Company 51 years in banking Rachel Amdahl SVP and Chief Operations Officer 3 8 years with the Company 3 8 years in banking Dale Field SVP and Chief Credit Officer 24 years with the Company 2 8 years in banking Miranda Spaulding SVP and Chief Financial Officer 12 years with the Company 25 years in accounting/finance Experienced Executive Management

6 Experienced Board Year Elected Experience Director 2022 President & CEO of Opportunity Bank and the Company Laura F. Clark 2007 Retired President of a Montana telecommunications company Rick F. Hays 1998 Retired Vice President of Carroll College Thomas J. McCarvel 2007 Retired President and CEO of Opportunity Bank and the Company Peter J. Johnson 2010 Retired Executive Director of Montana Homeownership Network/NeighborWorks Montana Maureen J. Rude 2015 Co - founder of JWT Capital, LLC, a real estate development and operating company Shavon R. Cape 2015 Retired President of Abatement Contractors of Montana, LLC, specializing in environmental remediation Tanya J. Chemodurow 2018 Retired Market President of Opportunity Bank, former CEO of Ruby Valley Bank Kenneth M. Walsh 2018 Chief Operating Officer of Jeffery Contracting Corey I. Jensen 2019 Principal at Pinion Cynthia A. Utterback 2022 Retired Business Development Officer for Opportunity Bank, Former President of First Community Bank Samuel D. Waters

7 □ Continue to diversify our loan portfolio into commercial (C&I), commercial real estate and agriculture □ Attract and retain lower - cost core deposits □ Continue to expand our franchise through selective acquisitions and branch additions □ Maintain high asset quality levels □ Continue to operate as a community oriented financial institution Business Strategy

Key Montana Markets – Helena, Missoula, Great Falls



Carroll College



UNIVERSITY OF MONTANA



Lewis and Clark County (Helena)

MT Rank	Institution (State)	Branches	Deposits	Market Share
1	Glacier Bancorp Inc. (MT)	4	$ 559,391	23.5%
2	First Interstate BancSystem (MT)	3	428,271	18.0%
3	Eagle Bancorp Montana Inc. (MT)	4	351,030	14.7%
4	Stockman Financial Corp. (MT)	2	310,386	13.0%
5	Wells Fargo & Co. (CA)	2	299,506	12.6%
6	U.S. Bancorp (MN)	1	218,590	9.2%
7	Ascent Bancorp (MT)	2	93,915	3.9%
8	Forstrom Bancorp. Inc. (MN)	1	41,475	1.7%
9	JPMorgan Chase & Co. (NY)	1	27,831	1.2%
10	Farmers State Financial Corp. (MT)	1	25,391	1.1%
	Total For Institutions In Market	25	$ 2,384,589	

- Helena is the state capital of Montana.
- Stable economy supported by state government, healthcare, education, and small business.
- Government positions account for 70% of Helena's workforce.
- Home to Carroll College, a top-ranked private liberal arts college.

Missoula County (Missoula)

MT Rank	Institution (State)	Branches	Deposits	Market Share
1	First Interstate BancSystem (MT)	3	$ 825,073	22.4%
2	Glacier Bancorp Inc. (MT)	6	814,647	22.2%
3	Stockman Financial Corp. (MT)	3	440,141	12.0%
4	Wells Fargo & Co. (CA)	2	370,357	10.1%
5	Bitterroot Holding Co. (MT)	7	368,126	10.0%
6	U.S. Bancorp (MN)	2	341,520	9.3%
7	Bancorp of Montana Holding Co. (MT)	1	271,715	7.4%
8	Eagle Bancorp Montana Inc. (MT)	2	64,735	1.8%
9	Farmers State Financial Corp. (MT)	3	64,694	1.8%
10	Forstrom Bancorp. Inc. (MN)	1	58,419	1.6%
	Total For Institutions In Market	32	$ 3,676,703	

- Missoula MSA is the 2nd largest metropolitan area in Montana by population.
- Home to the University of Montana (Approximately 11,000 students).
- Regional hub for a wide range of retail, professional and service activities.

Cascade County (Great Falls)

MT Rank	Institution (State)	Branches	Deposits	Market Share
1	Stockman Financial Corp. (MT)	3	$ 543,174	26.2%
2	First Interstate BancSystem (MT)	3	481,978	23.3%
3	U.S. Bancorp (MN)	3	380,771	18.4%
4	Wells Fargo & Co. (CA)	2	304,466	14.7%
5	Bravera Holdings Corp. (ND)	2	99,386	4.8%
6	Forstrom Bancorp. Inc. (MN)	2	98,823	4.8%
7	Belt Valley Bank (MT)	1	66,325	3.2%
8	Eagle Bancorp Montana Inc. (MT)	1	46,206	2.2%
9	Montana Security Inc. (MT)	1	40,841	2.0%
10	Glacier Bancorp Inc. (MT)	1	8,830	0.4%
	Total For Institutions In Market	21	$ 2,071,300	

- Great Falls MSA is the 3rd largest metropolitan area in Montana by population.
- Relatively new market for EBMT - Bank formally entered the Great Falls market in 2017.
- Diverse regional economy is anchored by agriculture, military, manufacturing and tourism.
- Trade hub for the Golden Triangle region, an area known for high quality agriculture production.

Source(s): S&P Global Market Intelligence as of June 30, 2025

8

Key Montana Markets – Bozeman, Billings, Butte









MONTANA STATE UNIVERSITY

Gallatin County (Bozeman)

MT Rank	Institution (State)	Branches	Deposits	Market Share
1	Glacier Bancorp Inc. (MT)	9	$ 1,870,628	37.2%
2	First Interstate BancSystem (MT)	4	684,035	13.6%
3	Stockman Financial Corp. (MT)	5	595,621	11.9%
4	Wells Fargo & Co. (CA)	2	453,543	9.0%
5	Guaranty Dev. Co. (MT)	3	343,063	6.8%
6	U.S. Bancorp (MN)	2	308,597	6.1%
7	Eagle Bancorp Montana Inc. (MT)	3	240,073	4.8%
8	MSB Financial Inc. (MT)	4	231,829	4.6%
9	Bozeman Bancorp Inc. (MT)	1	86,284	1.7%
10	Yellowstone Holding Co. (MT)	1	74,444	1.5%
	Total For Institutions In Market	**41**	**$ 5,024,539**	

- Fastest growing area in Montana, and one of the fastest growing counties in the Western U.S.
- Home to Montana State University, the largest university in the state (16,000+ students).
- Local economy is tied to technology, healthcare, education and tourism.
- High-tech center of Montana.

Yellowstone County (Billings)

MT Rank	Institution (State)	Branches	Deposits	Market Share
1	First Interstate BancSystem (MT)	9	$ 1,967,126	26.6%
2	U.S. Bancorp (MN)	4	1,407,257	19.0%
3	Stockman Financial Corp. (MT)	6	1,170,258	15.8%
4	Wells Fargo & Co. (CA)	4	996,127	13.5%
5	Glacier Bancorp Inc. (MT)	7	884,718	11.9%
6	Yellowstone Holding Co. (MT)	5	632,541	8.5%
7	Eagle Bancorp Montana Inc. (MT)	3	110,473	0.2%
8	Bitterroot Holding Co. (MT)	1	88,711	0.1%
9	Bravera Holdings Corp. (ND)	2	67,685	0.1%
10	JPMorgan Chase & Co. (NY)	2	44,032	0.1%
	Total For Institutions In Market	**45**	**$ 7,405,300**	

- The Billings MSA is the largest metropolitan area in Montana by population.
- Serves as the regional hub for more than 500,000 people across a four state region.
- Diverse economy supported by transportation, manufacturing, hospitality, medical, energy and other business and consumer services.

Silver Bow (Butte)

MT Rank	Institution (State)	Branches	Deposits	Market Share
1	Glacier Bancorp Inc. (MT)	2	$ 238,955	25.6%
2	Wells Fargo & Co. (CA)	1	202,903	21.7%
3	First National Bancorp Inc. (MT)	3	128,169	13.7%
4	Eagle Bancorp Montana Inc. (MT)	4	117,845	12.6%
5	U.S. Bancorp (MN)	5	94,697	10.1%
6	Forstrom Bancorp. Inc. (MN)	6	76,423	8.2%
7	Butte Bank Shares Inc. (MT)	7	51,506	5.5%
8	Bridger Co. (MT)	8	23,079	2.5%
	Total For Institutions In Market	**11**	**$ 933,577**	

- Originally one of the largest industrial mining and smelting regions in the country, Butte has now evolved into a diverse regional economy.
- Local economy is tied to mining, agriculture processing, healthcare, business services, tourism and education.
- Home to Montana Tech, a public engineering and technical university (~2,500 students).

Source(s): S&P Global Market Intelligence as of June 30, 2025

9

10 April 2022 Assets: $370M Loans: $191M Deposits: $321M Acquired An Expanding Franchise Source: S&P Capital IQ Pro, Company filings and call report data Note: Bank level financial information for acquired companies and branches at closing or most recent quarter ▪ EBMT has successfully executed on it’s growth strategy, through both organic growth and acquisitions, and has produced results ▪ Strong track record of successfully integrating acquisitions - EBMT has been the most active acquiror of Montana banks over the last four years ▪ Complementary combinations have provided increased scale and diversification January 2020 Assets: $100M Loans: $41M Deposits: $77M Acquired $200 $213 $238 $251 $287 $306 $333 $332 $508 $516 $560 $630 $674 $717 $854 $1,054 $1,258 $1,436 $1,948 $2,076 $2,103 $2,106 $- $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Non-Acquired Assets Acquired Assets November 2012 Loans: $41M Deposits: $181M Acquired 7 Montana Branches from January 2018 Assets: $90M Loans: $55M Deposits: $78M Acquired January 2019 Assets: $108M Loans: $92M Deposits: $92M Acquired

Financial Highlights

12 Net Interest Income & Net Interest Margin $ 2 , 0 $ 3 , 0 $ 4 , 0 $ 5 , 0 $ 6 , 0 $ 7 , 0 $ 8 , 0 $ 9 , 0 $ 1 0 , 2 . 8 0 3 . 0 0 3 . 2 0 3 . 4 0 3 . 6 0 3 . 8 0 4 . 0 0 4 . 2 0 4 . 4 0 4 . 6 0 Net Interest Income Net Interest Margin 3.64% 4.09% 4.18% 4.10% 3.86% 3.47% 3.41% 3.32% 3.33% 3.41% 3.34% 3.59% 3.74% 3.91% 3.94% 4.08% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $0 $5,000 $10,000 $15,000 $20,000 $25,000 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Net Interest Income Net Interest Margin Net interest income in 000’s

13 Provision for Credit Losses $3,130 $861 $2,001 $1,456 $518 $1,181 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2020 2021 2022 2023 2024 2025 Provision for credit losses on loans starting in 2023, provision for loan losses for prior periods $ in 000’s

14 Balance Sheet Expansion $1,258 $1,436 $1,948 $2,076 $2,103 $2,106 $841 $933 $1,354 $1,484 $1,521 $1,519 $1,033 $1,223 $1,635 $1,635 $1,681 $1,782 $0 $500 $1,000 $1,500 $2,000 $2,500 12/31/2020 12/31/2021 12/31/2022 12/31/2023 12/31/2024 12/31/2025 Assets Total Loans Deposits $ in millions

15 Commercial & Industrial , 10% Commercial Real Estate , 41% Construction & Land Development , 8% Residential 1 - 4 and Construction , 12% Home Equity , 7% Agriculture & Farm , 20% Consumer , 2% Loan Portfolio Composition – 12/31/2025 □ 38 Commercial/Ag lenders □ 14 Mortgage lenders □ C&I accounts for 10% of loan portfolio □ Owner - occupied CRE loans represent 12% of total loans Excludes loans held for sale Loan Portfolio Detail

16 CRE Loan Portfolio Composition – 12/31/2025 Excludes loans held for sale Multifamily , 17% Lessors of nonresidential buildings, 9% Hotels and other travel accommodations, 13% Office space , 10% Industrial/warehouse , 9% Other, 42% CRE Portfolio Detail

17 Non Interest Checking 25% Interest Bearing Checking 12% Savings 12% Money Market 25% Time Certificates 26% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Time Certificates Money Market Savings Interest Checking Non Interest Checking December 31, 2025 Deposit Mix – Rolling 8 Quarters □ Deposit costs were 153 basis points for 4Q25 □ Non - Interest Bearing accounts represent 25% of total deposits at 4Q25 □ MMDA & Checking accounts represent 62% of total deposits at 4Q25 (000's) 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Non Interest Checking 408,781$ 400,113$ 419,760$ 419,211$ 411,272$ 417,324$ 429,064$ 452,183$ Interest Bearing Checking 217,654 210,277 209,061 221,476 211,422 205,021 215,128 218,484 Savings 229,248 220,136 212,239 210,572 212,462 205,596 204,367 207,789 Money Market 339,796 359,752 351,097 367,094 396,399 450,685 450,787 440,971 Time Certificates 440,120 428,587 458,355 462,875 458,411 459,299 452,833 462,172 Total 1,635,599$ 1,618,865$ 1,650,512$ 1,681,228$ 1,689,966$ 1,737,925$ 1,752,179$ 1,781,599$ Funding Overview – Deposit Composition

18 0.68% 0.49% 0.40% 0.41% 0.19% 0.27% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 12/31/2020 12/31/2021 12/31/2022 12/31/2023 12/31/2024 12/31/2025 Nonperforming Assets/Total Assets Disciplined Credit Culture Effective January 1, 2023, the Company adopted ASU No. 2022 - 02, Financial Instruments - Credit Losses (Topic 326) Troubled Debt Restructurings ("TDRs") and Vintage Disclosures. The update eliminated the recognition and measurement of TDRs, therefore, TDRs are not included in nonpe rfo rming assets starting in 2023.

19 Yield and Cost of Funds 0.00% 2.00% 4.00% 6.00% 8.00% 2020Y 2021Y 2022Y 2023Y 2024Y 2025 Yield on Average Earning Assets EBMT Peer Group 0.00% 2.00% 4.00% 6.00% 8.00% 2020Y 2021Y 2022Y 2023Y 2024Y 2025 Yield on Loans EBMT Peer Group 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2020Y 2021Y 2022Y 2023Y 2024Y 2025 Cost of Funds EBMT *Peer Group data as of the quarter ended September 30, 2025. Peer group includes PFLC, RVSB, CSHX, FSBW, TSBK, SFBC, OVLY, CW BC. NRIM, CZBC, SSBI & FNRN. Source: S&P Global Market Intelligence * *

20 Building Shareholder Value $3.11 $2.17 $1.45 $1.29 $1.24 $1.90 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2020 2021 2022 2023 2024 2025 $22.57 $23.07 $19.79 $21.11 $21.77 $24.10 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 2020 2021 2022 2023 2024 2025 Diluted Earnings Per Share Book Value Per Share

21 Capital Strength Total Assets 1,435,926$ 1,948,384$ 2,075,666$ 2,103,090$ 2,106,367$ Total Common Stockholders' Equity 156,729$ 158,416$ 169,273$ 174,765$ 191,814$ Total Regulatory Capital 164,639$ 219,595$ 229,171$ 236,531$ 233,288$ Tier 1 Leverage Ratio 9.75% 7.78% 7.57% 7.80% 8.30% Tier 1 Risk Based Capital Ratio 12.64% 9.67% 9.29% 9.59% 10.27% Total Risk Based Capital Ratio 15.18% 14.10% 13.61% 13.90% 13.77% Common Equity Tier 1 (CETI) Ratio 12.18% 9.35% 8.99% 9.30% 9.98% Tangible Common Equity Ratio 9.49% 6.10% 6.32% 6.57% 7.43% 2025Y($ in 000s) 2022Y 2023Y 2024Y2021Y

Laura Clark President and CEO Office: (406) 442 - 3080 Direct: (406) 457 - 4007 lclark@oppbank.com www.opportunitybank.com 1400 Prospect Avenue P.O. Box 4999 Helena, MT 59604 Miranda Spaulding SVP and Chief Financial Officer Office: (406) 442 - 3080 Direct: (406) 441 - 5010 mspaulding@oppbank.com Darryl Rensmon EVP and Chief Operating Officer Office: (406) 442 - 3080 Direct: (406) 441 - 5005 drensmon@oppbank.com